EXHIBIT 1

                  SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     AN AGREEMENT made the 28th day of December, 1995 by and between Paul J. Diehl, an individual, residing at 2963 E.
Fallentine Road, Salt Lake City, Utah 84092, (hereinafter "Diehl" or "Holder") and InMedica Development Corporation, a Utah corporation, with its principal place of business at 495 East
4500 South, Suite 230, Salt Lake City, Utah, (hereinafter,
"InMedica" or the "Company").

                                 RECITALS

     Whereas Diehl holds a Series A Convertible Debenture, in the original face amount of $50,000, which he purchased from InMedica
(the "Debenture"); and

     Whereas the Debenture by its terms is convertible to common stock of the Company and such derivative rights to acquire common stock of the Company are sufficient when aggregated with common stock beneficially owned by Diehl, to require that Diehl be subject to the reporting requirements of Section 16 of the Securities Act of 1934 as a 10% or greater shareholder of the Company; and

     Whereas Diehl desires to surrender and immediately cancel the Debenture and all derivative securities rights incident thereto for the purpose of divesting himself of sufficient ownership in InMedica to relieve him of the obligation to report pursuant to the requirements of Section 16 of the Securities Act of 1934 and is willing to accept in lieu of the Debenture, the contractual obligation of the Company to pay him a settlement sum of cash in exchange for the surrender of the Debenture; and

     Whereas the Series A Debenture matured and was due and payable on December 31, 1993 and the Company had insufficient assets to retire the Debenture when due and the same is now due and payable; and

     Whereas the total principal amount owing to Diehl on the Series A Debenture is $44,007, plus accrued interest of $1,650 as of December 27, 1995; and

     Whereas InMedica has numerous financial obligations and Diehl desires to obtain a settlement of amounts owing to him on the Debenture and is willing to compromise and settle the amounts owing to him in consideration of the commitment of InMedica to pay the sum provided herein within the time period allowed herein; and

     Whereas the Company and Diehl now desire to fully compromise and settle all amounts owing under the Debenture and to grant a mutual release to one another; and

     Whereas Diehl is knowledgeable regarding the business, and affairs of the Company, has had opportunity to ask and receive answers to questions regarding the Company, and has reviewed or had opportunity to review disclosure documents regarding the Company and now considers himself to be fully informed and in possession of every material fact he deems necessary in order to cancel the Debenture (including all Debenture conversion rights with respect to common stock of the Company) and enter into this settlement agreement and mutual general release provided herein;

     NOW THEREFORE, in consideration of the mutual agreements contained herein and the payment to be made by InMedica, the parties agree as follows:

     1. Settlement of Debenture Indebtedness. InMedica agrees to pay Diehl $36,526 (80% of current outstanding principal and accrued interest balance) not later than nine months from the date of signing of this Settlement Agreement and Diehl agrees to accept the $36,526 payment as full and complete satisfaction of all sums owing to him under the Series A Debenture held by him, including, but not limited to, full and complete settlement of all principal and accrued interest owing to him. InMedica further agrees to pay Diehl 10% (ten percent) interest on the unpaid balance of the settlement payment until paid in full. Diehl further agrees that the Series A Debenture held by him is canceled effective as of his signature of this Agreement.

     2. Mutual General Release. In consideration of the foregoing commitment of InMedica and satisfaction of the Series A Debenture, each party hereto unconditionally releases the other from any and all claims, liabilities, damages, responsibilities and obligations of every kind and nature, whatsoever, which either of them had, have, may have or which may hereafter be discovered against the other arising out of their relationship to the date of this Agreement, including, but not limited to, any and all claims which Diehl has based on his ownership of the Series A Debenture; provided however, that the commitments and obligations of InMedica and Diehl pursuant to this Agreement and pursuant to that certain Purchase and Settlement Agreement between them, which is dated November 6, 1995 are exempted from the foregoing Mutual General Release. This Mutual General Release on the part of Diehl extends to the officers, directors, employees, subsidiaries, accountants, attorneys and agents of the Company.

     3. Disclosure Documents. Attached hereto are the following documents constituting the publicly available disclosure and additional material information regarding the Company:

     Form 10-KSB for the Year Ended 12/31/94 ..........Exhibit A


     Form 10-QSB for the Quarter Ended 9/30/95.........Exhibit B

     Proxy Statement mailed May 25, 1995...............Exhibit C

     Form 8-K Dated June 30, 1995, including Agreement
     with Johnson and Johnson Medical, Inc.............Exhibit D

     Articles of Incorporation of InMedica Development
     Corporation, including Series "A"
     Preferred Stock Amendment.........................Exhibit E

     Bylaws of InMedica Development Corporation........Exhibit F

     Form of Series A Debenture........................Exhibit G

     Additional Material Information...................Exhibit H

     4.  General.   (a)  This agreement contains the entire
agreement between the parties on the subject matter hereof and may only be changed or modified by written agreement between the parties.

     (b) This agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (c) Nothing herein shall be construed or interpreted to support a finding that this Agreement is a security. The parties hereto mutually agree that Diehl does not by this Agreement acquire any right to profit or share in any profit derived from a transaction in the securities of the Company and that this Agreement does not afford him any direct or indirect pecuniary interest in the equity securities of the Company.

     IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

                              InMedica Development Corporation



                              /s/ Larry E. Clark
                              Larry E. Clark, President



                              /s/ Paul J. Diehl
                              Paul J. Diehl

EXHIBIT 2


                       COMMERCIAL SECURITY AGREEMENT




Borrower: Larry E. Clark (SSN:###-##-####)
          InMedica Development Corporation
          1036 Oak Hills Way
          Salt Lake City, Utah 84108

Lender:   First Interstate Bank of Utah, N.A.
          Corporate Banking
          180 South Main Street
          P.O. Box 30169 (84142)
          Salt Lake City, Utah 84101

Grantor:  InMedica Development Corporation (TIN:)
          1036 Oak Hills Way
          Salt Lake City, Utah 84108



     THIS COMMERCIAL SECURITY AGREEMENT is entered into among Larry E. Clark and InMedica Development Corporation (referred to below as "Borrower"); InMedica Development Corporation (referred to below as Grantor); and FIRST INTERSTATE BANK OF UTAH, N.A. (referred to below as "Lender"). For valuable consideration, Grantor hereby grants, conveys, assigns, and pledges to Lender as collateral, a security interest in Grantor's entire interest in the Collateral, whether now existing or hereafter acquired, to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

     DEFINITIONS.  The following words shall have the following
meanings when used in this Agreement.   Terms not otherwise
defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

          Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

          Borrower. The word "Borrower" means each and every person or entity signing the Note, including without limitation Larry E. Clark and InMedica Development
     Corporation.

          Collateral. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

          A certain licensing agreement between InMedica
          Development Corporation and Johnson & Johnson Medical,
          Inc. dated June 15, 1995.

     In addition, the word "Collateral" includes the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

          (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

          (b) All products and produce of any property described in this Collateral section.

          (c) All accounts, contract rights, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral Section.

          (d) All proceeds (including insurance proceeds) from the sale, destructions, loss or other disposition of any of the property described in this Collateral section.

          (e) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

          Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "Events of Default."

          Grantor. The word "Grantor" means InMedica Development Corporation. Any Grantor who signs this Agreement, but does not sign the Note, is signing this Agreement only to grant a security interest in Grantor's interest in the Collateral to Lender and is not personally liable under the Note except as otherwise provided by contract or law (eg., personal liability under a guaranty or as a surety).

          Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the indebtedness.

          Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor or Borrower is responsible under this Agreement or under any of the Related Documents.

          Lender.  The word "Lender" means FIRST INTERSTATE BANK
     OF UTAH, N.A., its successors and assigns.

          Note. The word "Note" means the note or credit agreement dated September 15, 1995, in the principal amount of $500,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of refinancings of, consolidations of and substitutions for the note or credit agreement.

          Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

BORROWER'S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (a) Borrower agrees that Lender need not tell Borrower about any action or inaction Lender takes in connection with this Agreement; (b) Borrower assumes the responsibility for being and keeping informed about the Collateral; and (c) Borrower waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Note no matter what action Lender takes or fails to take under this Agreement.

GRANTOR'S REPRESENTATIONS AND WARRANTIES.  Grantor warrants that:
(a) this Agreement is executed at Borrower's request and not at the request of Lender; (b) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (c) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (d) Lender has made no representation to Grantor about Borrower or Borrower's creditworthiness.

GRANTOR'S WAIVERS. Grantor waives all requirements of presentment, protest, demand and notice of dishonor or non-payment to Grantor, Borrower, or any other party to the Indebtedness or the Collateral. Lender may do any of the following with respect to any obligation of any Borrower, without first obtaining the consent of Grantor; (a) grant an extension of time for any payment, (b) grant any renewal, (c) permit any modification of payment terms or other terms, or (d) exchange or release any Collateral or other security. No such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

If now or hereafter (a) Borrower shall be or become insolvent, and (b) the indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Grantor hereby forever waives and relinquishes in favor of Lender and Borrower, and their respective successors, any claim or right to payment Grantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Grantor be or become a "creditor" of Borrower within the meaning of 11 U.S.C. Section 547(b), or any successor provision of the Federal Bankruptcy laws.

RIGHT OF SETOFF. Grantor hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Grantor may open in the future, excluding however all IRA, Keogh, and trust accounts. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all indebtedness against any and all such accounts.

OBLIGATIONS OF GRANTOR. Grantor warrants and covenants to Lender as follows:

          Organization. Grantor is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Utah.

          Authorization. The execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary action by Grantor and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Grantor of (b) any law, governmental regulation, court decree, or order applicable to Grantor.

          Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name including any change to the assumed business names of Grantor.

          No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

          Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

          Location of the Collateral. Grantor, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (a) all real property owned or being purchased by Grantor; (b) all real property being rented or leased by Grantor; (c) all storage facilities owned, rented, leased, or being used by Grantor; and (d) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender.

          Removal of Collateral. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extend that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Utah, without the prior written consent of Lender.

          Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business doe not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

          Title. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

          Collateral Schedules and Locations. Insofar as the Collateral consists of inventory, Grantor shall deliver to Lender, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extend and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

          Maintenance and Inspection of Collateral. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral whenever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

          Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonably attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

          Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, including without limitation all environmental laws, ordinances, rules and regulations, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

          Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waivers any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws and
     (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

          Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

          Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonably cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to repay the Indebtedness.

          Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility of the payment of premiums shall remain Grantor's sole responsibility.

          Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy
     (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or place on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the indebtedness and, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this agreement:

          Default on Indebtedness. Failure of Borrower to make any payment when due on the Indebtedness.

          Environmental Default. Failure of any party to comply with or perform when due any term, obligation, covenant or condition contained in any environmental agreement executed in connection with any Loan.

          Other Defaults. Failure of Grantor or Borrower to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or failure of Borrower to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

          Death or Insolvency. The death of Grantor or Borrower or the dissolution or termination of Grantor or Borrower's existence as a going business, the insolvency of Grantor or Borrower, the appointment of a receiver for any part of Grantor or Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor or Borrower.

          Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or Borrower or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor or Borrower's deposit accounts with Lender.

          Events Affection Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent.

          Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

          Insecurity. Lender, in good faith, deems itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Utah Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

          Accelerate Indebtedness.  Lender may declare the entire
     Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice.

          Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

          Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonably notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

          Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may hereto are the following documents constituting the publicly available disclosure and additional material information regarding the Company:

     Form 10-KSB for the Year Ended 12/31/94 ..........Exhibit A


     Form 10-QSB for the Quarter Ended 9/30/95.........Exhibit B

      Proxy Statement mailed May 25, 1995...............Exhibit C

     Form 8-K Dated June 30, 1995......................Exhibit D

     Articles of Incorporation of InMedica Development
     Corporation, including Series "A"
     Preferred Stock Amendment.........................Exhibit E

     Bylaws of InMedica Development Corporation........Exhibit F

     Form of Series A  or C Debenture..................Exhibit G

     Additional Material Information/Risk Factors......Exhibit H

     3.  General.   (a)  This agreement contains the entire
agreement between the parties on the subject matter hereof and may only be changed or modified by written agreement between the parties.

     (b) This agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties have executed this agreement as of the date first above written.

                              InMedica Development Corporation

/s/ Donald F. Hodurski        /s/ Larry E. Clark
    Holder                        Larry E. Clark, President